As filed with the Securities and Exchange Commission on May 25, 2021    Registration No. 333-197932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	38-3919441
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

560 W. Grand Avenue, Chicago, Illinois, 60654
(Address including Zip Code of Principal Executive Offices)

TRONC, INC. 2014 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
______________________________

Michael N. Lavey
Interim Chief Financial Officer,
Chief Accounting Officer and Controller
Tribune Publishing Company
560 W. Grand Avenue, Chicago, Illinois, 60654
(312) 222-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Tribune Publishing Company (the "Registrant") is filing this post-effective amendment to the Registration Statement on Form S-8 filed by the Registrant on August 7, 2014 (File No. 333-197932) (the "Registration Statement") to deregister certain securities registered by the Registrant pursuant to the Registration Statement.

Effective as of May 24, 2021, as contemplated by the Agreement and Plan of Merger, dated as of February 16, 2021, by and among the Registrant, Tribune Enterprises, LLC, a Delaware limited liability company ("Parent"), and Tribune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the "Merger").

As part of the Merger, the Registrant has terminated any and all offerings of the Registrant's securities pursuant to existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant's securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this post-effective amendment to the Registration Statement, any and all securities registered under the Registration Statement that remain unsold as of the effectiveness of the Merger on May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 24, 2021.

TRIBUNE PUBLISHING COMPANY By: /s/ Michael N. Lave Name: Michael N. Lavey Title: Interim Chief Financial Officer, Chief Accounting Officer and Controller

By:	/s/ Michael N. Lavey
Name:	Michael N. Lavey
Title:	Interim Chief Financial Officer, Chief Accounting
Officer and Controller

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.